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                                                           EXHIBIT 10.39

                                EMPLOYMENT AGREEMENT

       This Employment Agreement (the "Agreement"), made this 2nd day of October, 1998, is entered into by Viewlogic Systems, Inc., a Delaware corporation with its principal place of business at 293 Boston Post Road West, Marlboro, Massachusetts (the "Company"), and William J. Herman, residing at 8 Cobblestone Place, Sudbury, MA 01776 (the "Employee").

                               PRELIMINARY STATEMENT

       The Company desires to employ the Employee, and the Employee desires to provide such services upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

       1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement. The period of such employment will commence on October 2, 1998 (the "Commencement Date") and conclude on October 2, 2001 and thereafter will be automatically renewed annually for successive one-year terms (such period, as automatically renewed hereby and as it may be otherwise extended, the "Employment Period") unless (i) either party provides written notice to the other party not less than three months prior to the end of the initial three year period or any such successive one-year period, as appropriate, that any such automatic renewal shall no longer be effective or
(ii) sooner terminated in accordance with the provisions of Section 4 hereof.

       2. TITLE; CAPACITY. The Employee shall serve as President and Chief Executive Officer or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time and shall have the duties, responsibilities and authority which normally attend such position (or such other position determined by the Board) in a corporation similar in size and character to the Company. The Employee shall be based at the Company's headquarters in Marlboro, Massachusetts, or such place or places in the continental United States as the Board shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer of the Company as may be designated by the Board.

       The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee

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acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

       3.     COMPENSATION AND BENEFITS.

              3.1 SALARY. The Company shall pay the Employee an annual base salary, payable in accordance with the Company's normal payroll practice, of $220,000, subject to withholding and other applicable taxes, for the one-year period commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board; PROVIDED THAT in no event shall the Employee's base salary be decreased.

              3.2 BENEFITS. In addition to the other compensation payable to the Employee hereunder, the Company shall provide the Employee with such other benefits as may be approved by the Board, and the Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to five weeks of paid vacation per year, to be taken at such times as may be approved by the Board.

              3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable expenses incurred or paid by the Employee in connection with, or related to the performance of his duties, responsibilities or services, including without limitation, travel, communications and entertainment expenses.

       4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

              4.1 Unless affirmatively extended by written agreement of the Company and the Employee, the expiration of the Employment Period in accordance with Section 1 hereof;

              4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this
Section 4.2, cause for termination shall be deemed to exist upon a reasonable determination by the Company of willful misconduct by the Employee or willful failure by the Employee to perform his or her responsibilities to the Company (including without limitation, material breach by the Employee of any employment, consulting advisory, nondisclosure, noncompetition or other similar agreement between the Employee and the Company);

              4.3 Thirty days subsequent to the delivery of written notice by the Company to the Employee (or the Employee's estate) of a determination pursuant to the terms of this Section 43 of the death or disability of the Employee. As used in this

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Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of at least six consecutive months to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

              4.4 At the election of either party, upon written notice of termination. Any notice provided by either party to the other party pursuant to the terms of Section 1 hereof that any automatic renewal of the Employment Period shall no longer be effective shall be deemed to be a termination of the employment of the Employee by the Company at the election of the party providing such notice.

       5.     EFFECT OF TERMINATION.

              5.1    TERMINATION FOR CAUSE OR AT ELECTION OF THE EMPLOYEE.
In the event the Employee's employment is terminated for cause pursuant to
Section 4.2 hereof, or at the election of the Employee pursuant to Section
4.4 hereof, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 hereof through the last day of his actual employment by the Company.

              5.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to
Section 4.3 hereof, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

              5.3 TERMINATION AT THE ELECTION OF THE COMPANY. If the Employee's employment is terminated at the election of the Company pursuant to the terms of Section 4.4 hereof, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 hereof through the last day of his actual employment by the Company and for the succeeding nine calendar months.

              5.4 SURVIVAL. The provisions of Sections 6 and 7 hereof shall survive the termination of this Agreement.

       6.     NONCOMPETITION.

              (a) During the Employment Period and for a period of one year after the termination or expiration thereof, the Employee will not directly or indirectly:

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              (i)    as an individual proprietor, partner, stockholder,
officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company while the Employee was employed by the Company; or

              (ii) recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company; or

              (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

              (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

              (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

       7.     PROPRIETARY INFORMATION AND DEVELOPMENTS.

              7.1    PROPRIETARY INFORMATION.

              (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not

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disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

              (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

              (c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

              7.2    DEVELOPMENTS.

              (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

              (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an

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employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

              (c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

              7.3 OTHER AGREEMENTS. The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

              7.4 UNITED STATES GOVERNMENT OBLIGATIONS. The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

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              7.5    INSURANCE.  The Company may purchase insurance on the
life of the Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it. Notwithstanding the foregoing, if at the time of termination for any reason (other than death), the Company is maintaining a life insurance policy on the Employee which has a cash surrender value, then to the extent permitted under such policy the Employee may purchase such policy from the Company by paying to the Company the cash surrender value thereof.

       8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

       9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

       10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, between the Employee and the Company relating to the subject matter of this Agreement.

       11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

       12. GOVERNING LAW. This Agreement is governed by and shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

       13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall neither be assigned nor delegated by him.

       14.    MISCELLANEOUS.

              14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

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              14.2   The captions of the sections of this Agreement are for
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

              14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                   VIEWLOGIC SYSTEMS, INC.



                                   By:    /s/ Kevin P. O'Brien
                                       ---------------------------------
                                          Kevin P. O'Brien
                                          Secretary, Vice President Finance
                                          and Chief Financial Officer

                                   EMPLOYEE


                                          /s/ William J. Herman
                                       ---------------------------------
                                          William J. Herman


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